INVESTORS HERITAGE LIFE INSURANCE COMPANY
200 Capital Avenue
FRANKFORT, KENTUCKY 40601


Notice of Annual Meeting of Shareholders
To Be Held May 13, 1999


TO THE SHAREHOLDERS OF
INVESTORS HERITAGE LIFE INSURANCE COMPANY

     Notice is hereby given that the annual meeting of shareholders of Investors Heritage Life Insurance Company, a Kentucky corporation, (the "Company") will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 13, 1999, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

     (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 26, 1999, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

     It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope. The proxy is being solicited by and on behalf of the Board of Directors of the Company.

     Your attention is directed to the Company's 1998 annual report and to the proxy statement, both of which accompany this notice.

By Order of the Board of Directors
/s/
Wilma Yeary, FLMI/CPS, Secretary


P.O. Box 717
Frankfort, Kentucky 40602
April 16, 1999

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1999

     The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Investors Heritage Life Insurance Company (the "Company" or "IHLIC"), for use at the annual meeting of shareholders of the Company to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 13, 1999, at 10:00 a.m. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

PROXY MAY BE REVOKED
     A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to the exercise of the authority thereby given by giving written notice to the Secretary of the Company as provided by Kentucky Revised Statutes 271B.7-220(6).

COST AND METHOD OF SOLICITATION
     The Board of Directors intends to solicit proxies by use of the mails, and all cost of soliciting proxies for this annual meeting will be borne by the Company. The proxy statements and proxy cards will be mailed to the shareholders on April 16, 1999.

VOTING SECURITIES
     The Company has issued one class of capital stock. There are 904,373 shares outstanding each of which is entitled to one vote, except that in election of Directors, cumulative voting rights apply as provided by Kentucky Revised Statutes 271B.7-280. Each shareholder shall have the right to cast as many votes in the aggregate as he is entitled to vote, multiplied by the number of Directors to be elected, and may cast the whole number for one candidate or distribute such votes among two or more candidates. Kentucky Investors, Inc. ("KII"), 200 Capital Avenue, Frankfort, Kentucky 40601, owns of record directly and indirectly 670,146 shares of stock which represents 74% of outstanding voting securities. The Company owns directly 216,399 shares or 19% of the stock of KII. Investors Underwriters, Inc. ("IUI"), 200 Capital Avenue, Frankfort, Kentucky 40601, owns 94,185 shares or 8% of the stock of KII. No other person is known by the Company to own of record or beneficially more than 5% of the Company's capital stock except as shown in the table below. The Board of Directors has fixed March 26, 1999, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting and any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:
     (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

ELECTION OF DIRECTORS
     The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

     The persons named in the proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the proxy shall designate.

     The following information is given with respect to the nominees for election as Director and for each of the other Directors whose terms will continue after the meeting. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting except for Gordon Duke who was elected by the Board of Directors on August 15, 1996, to fill the unexpired term of Joe R. Johnson who passed away on July 17, 1996.

     Each of the Directors has had the business experience indicated for more than five years except Gordon Duke and Michael F. Dudgeon, Jr. and since 1992 Mr. Duke has been President of Court Key, Inc. From February 1994, until March 1999, Mr. Duke was the Executive Vice President, Asset Management Division for Webb Companies Lexington, Kentucky. On March 8, 1999 Mr. Duke was employed by the Commonwealth of Kentucky, Department of Financial Incentives, Cabinet for Economic Development. From August, 1991 to February 1993 Mr. Dudgeon was employed as Assistant Director of Annual Giving with Rollins College, Winter Park, Florida. From February, 1993 to December 1993 he was employed as Assistant Director of Development, The Corporation for Special Children, Orlando, Florida. On December 19, 1994 he was hired by IHLIC as a Regional Preneed Sales Director. On May 16, 1998 he became Vice President Financial Services for the Company.

Number of Shares of Capital Stock of the Company and Its Parent Beneficially Owned, Directly or Indirectly, by Nominees and Directors as of December 31, 1998

Name, Position                                  Ky              Percentage
With the Company              Director          Investors       of  Stock
& Business Experience         Since    IHLIC    Inc. (Parent)   Owned
===========================================================================

Nominees:

cHelen S. Wagner              1986      2,500(1) 30,000(2)       (-)
Director. Real Estate Broker, Secretary/
Treasurer, Wagner-Shuck Builders, Inc.
Director, Kentucky Investors, Inc. Age 62.

*+Jerry F. Howell             1964         567(3) 6,000(4)       (-)
abDirector. Independent Investor.
 cDirector, Kentucky Investors, Inc. Age 85.

aMichael F. Dudgeon, Jr.      1988          35(5) 3,897(6)       (-)
Director, Vice President, Financial Services.
Age 37.

Other Directors Whose Terms Will Continue After Meeting:

+Gordon C. Duke, Director.    1996          55      110          (-)
 Commonwealth of Kentucky,
 Dept. of Financial Incentives,
 Cabinet for Economic Development.
 Director, KII.  Age 53.

aDr. Jerry F. Howell, Jr.     1987       1,124   33,500          (-)
  Director, Professor Emeritus,
  Dept. of Biological and
  Environmental Sciences, Morehead
  State University. Director, KII.  Age 57.

*+Robert M. Hardy, Jr.        1986          29(7) 14,285(8)      (-)
  Director. Vice President &
  General Counsel. Director.
  General Counsel, KII. Age 41.

*+Harry Lee Waterfield II     1966     755,379      776,680      (83%)
abChairman of the Board,                (9)(10)     (11)(12)
 cPresident and Chief Executive Officer.(13)(14)(15) (16)(17)(18)
  Chairman of the Board, President,     (19)(20)(21) (22)(23)(24)(25)
  Kentucky Investors, Inc.  Age 55.                  (26)(27)

*aAdron Doran                 1972         510          125      (-)
bcDirector. President Emeritus,
Morehead State University.  Age 89.

+H. Glenn Doran               1992         783       20,000      (-)
Director. Chairman of the Board,
Peoples Bank of Murray.
Director, KII. Age 73.

All Directors and Officers as a Group:   798,279

* Member of Executive Committee         b  Member of Compensation Committee
+ Member of Finance Committee           c  Member of Nominating Committee
a Audit Committee                       (-) Indicates less than 1%

-------------------------------------------------------------------------------
(1) Includes 1,538 shares of IHLIC held in an irrevocable trust for the benefit of the children of Helen S. Wagner.
(2) Includes 8,936 shares of KII held in an irrevocable trust for the benefit of the children of Helen S. Wagner.
(3) All shares are held in Trust under the Jerry F. Howell, Sr. revocable living trust agreement dated 3/7/96.
(4) All shares are held in Trust under the Jerry F. Howell, Sr. revocable living trust agreement dated 3/7/96.
(5) Includes 6 shares of IHLIC held in Trust by Farmers Bank under the 401(k) Plan.
(6) Includes 826 shares of KII held in Trust by Farmers Bank under the 401(k) Plan.
(7) Includes 18 shares of IHLIC held in Trust by Farmers Bank under the 401(k) Plan.
(8) Includes 5,485 shares of KII held in Trust by Farmers Bank under the 401(k) Plan.
(9) Includes 7,900 shares of IHLIC owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(10) Includes 642 shares of IHLIC owned by HLW Corporation of which Mr. Waterfield II is an officer.
(11) Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trusts Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy Irrevocable Trusts Funds 1, 2, 3 and 4, Nancy Waterfield Walton Irrevocable Trusts Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 11/22/76, Investors Heritage Life Insurance Company, Investors Underwriters, Inc., TAP & CO., and Kentucky Investors, Inc. Employee Retirement Plan.
(12) Includes 130,824 shares of KII owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(13) Includes 3,038 shares of IHLIC held in the name of CEDE & CO., nominee for the four separate irrevocable trusts for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton.
(14) Includes 200 shares of IHLIC held by Nancy Waterfield Walton -- see Footnote (11).
(15) Includes 241 shares of IHLIC held by RoseGayle Waterfield Hardy - see Footnote (11).
(16) Includes 41,836 shares of KII owned by HLW Corporation of which Mr. Waterfield II is an officer.
(17) Includes 15,222 shares of KII held in trust for the benefit of the children of Harry Lee Waterfield.
(18) Includes 15,691 shares of KII held in Trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank") under the KII and Affiliated Companies 401(k) Savings Plan and Trust Agreement ("401(k) Plan").
(19) Includes 72,745 or 6% of the shares of IHLIC held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee that directs the voting of these shares.
(20) Includes 2,165 shares of IHLIC owned by Investors Heritage Printing, Inc. of which Mr. Waterfield II is an officer.
(21) Includes 663,202 shares of IHLIC owned by KII of which Mr. Waterfield II is an officer.
(22) Includes 12,063 shares of KII held by Nancy Waterfield Walton - see Footnote (11).
(23) Includes 9,502 shares of KII held by RoseGayle Waterfield Hardy - see Footnote (11).
(24) Includes 228,920 shares of KII held by IHLIC and 94,185 shares of KII held by IUI. Mr. Waterfield II is Chairman of both companies. These corporations have the power to dispose of these shares.
(25) Includes 145,299 shares or 17% of the shares of KII held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee that directs the voting of these shares.
(26) Includes 32,559 shares of KII held in twelve separate irrevocable trusts, four each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy, and Nancy Waterfield Walton, respectively.
(27) Includes 31,000 shares of KII owned by the Kentucky Investors, Inc. Employee Retirement Plan. Mr. Waterfield II is a member of the Retirement Plan Committee.

     Meetings of the Board of Directors are held regularly each month and there is also an organizational meeting following the annual meeting of shareholders. The Board held 11 meetings in 1998.

     The By-laws of the Company provide for an Executive Committee. The Committee has and exercises all of the powers of the Board of Directors in the management of the business affairs and property of the Company during the intervals between meetings of the Board. The Board considers the actions of the Executive Committee and has approval and veto power over its actions. The Executive Committee met 5 times in 1998.

     The Board of Directors has designated a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board of Directors. The Finance Committee met 10 times during 1998.

     The Board of Directors has provided for a Compensation Committee that meets on call and reviews the compensation of the employees and makes recommendations to the Board. The Compensation Committee met 12 times during 1998.

     The Board has designated an Audit Committee that meets on call and reviews the work of the independent auditors, reviews internally prepared financial statements for unusual trends and/or financial account relationships and reviews the audit reports prepared by the departments of insurance and regulatory authorities in the various states in which the Company operates. The Audit Committee met 1 time during 1998.

     The Board of Directors has named a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee met 1 time during 1998.

     No one, except Jerry F. Howell attended fewer than 75% of the aggregate Board and Committee meetings. The Directors were paid $400 for each Board meeting.

SHAREHOLDER PROPOSALS FOR THE 2000 MEETING
     Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 2000 annual meeting must forward this information to the Secretary of the Company no later than December 17, 1999.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY
     During 1998, the Compensation Committee of the Board of Directors was comprised of three Directors. All of the members of the Compensation Committee except Mr. Waterfield II are outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies as well as the compensation policies for all of the Company's employees. Additionally, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the chief executive officer and each of the other executive officers of the Company. All members of the Committee take part in consideration of executive compensation even if compensation affects its members.

     With the exception of the Company's Vice President and Chief Actuary and Company's General Counsel whose original compensations were based on salary and benefits of actuaries and attorneys respectively with similar background and experience, the compensation of the executive officers of the Company is based on historical and current individual performance, job duties and responsibilities and longevity with the Company. Notwithstanding those criteria, the Compensation Committee makes a subjective determination using its discretion to set executive compensation at levels warranted in its judgment by external, internal or an individual's circumstances. It should be noted that the Compensation Committee determines executive compensation in the same manner as the compensation of all other Company employees.

     The Company's executive compensation program is comprised of base salary, an annual cash bonus based on a percentage of salary, and employee benefits which are generally available to all employees of the Company including a 401(k) Savings Plan, a defined benefit retirement plan, and a cafeteria plan. The Company also provides a deferred compensation plan that is available to eligible executive officers of the Company. This plan is intended to supplement or replace participation of those individuals in the 401(k) Savings Plan and allows eligible executive officers to contribute up to 10% of salary and receive a matching contribution from the Company. In addition, bonuses are paid from time to time to executive officers and other employees for performance on extraordinary projects. The Compensation Committee also makes a subjective determination in authorizing these bonuses.

     The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to Executive Compensation, did not exceed 10% of salary for 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee consists of three members. Two of the members, Jerry F. Howell and Adron Doran, are outside directors. The third member, Harry Lee Waterfield II, is also the Chairman of the Board, and the President and Chief Executive Officer of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION
     Mr. Waterfield II is the President of the Company and as such serves as its chief executive officer. He also serves as Chairman of the Board of Directors. Mr. Waterfield II was appointed to the position of President and Chairman of the Board in August 1988. Mr. Waterfield's II compensation is based on criteria similar to that used for other executive officers of the Company. Mr. Waterfield II has been an employee of the Company in various capacities for 37 years and has received raises throughout the years for the various capacities in which he has served.

     When Mr. Waterfield II assumed the duties and responsibilities of Chief Executive Officer and Chairman of the Board, he did not receive an increase in base compensation commensurate with the additional responsibilities undertaken. Since that date, he has received salary adjustments from the Compensation Committee on the anniversary date of his employment. The compensation paid to Mr. Waterfield II during 1998 is shown in the summary compensation table below.

SUMMARY COMPENSATION TABLE
     The following table sets forth each executive officer whose aggregate direct compensation from Investors Heritage Life Insurance Company exceeded $100,000.

NAME AND PRINCIPAL                                           OTHER ANNUAL
POSITION              YEAR    SALARY($)            BONUS($)  COMPENSATION
=========================================================================

Harry Lee Waterfield II  1998 $163,780(1)         $20,597   -0-
President, Chairman      1997 $158,684(1)         $20,177   -0-
of the Board, &          1996 $153,293(1)         $18,686   -0-
Chief Executive Officer

Howard L. Graham         1998 $121,460(1)         $10,542   -0-
Vice President-          1997 $117,694(2)         $10,181   -0-
Corporate Services       1996 $113,064(2)         $ 9,825   -0-

Raymond L. Carr          1998 $107,818(1)         $11,769   -0-
Vice President-          1997 $ 98,962(1)         $10,983   -0-
Administrative Services  1996 $101,228(1)         $ 8,967   -0-

Robert M. Hardy, Jr.     1998 $ 92,398(1)         $10,414   -0-
Vice President, General
Counsel, Director
-------------------------------------------------------------------------------
(1) Amounts reported consist of directors' fees from the Company and of contributions made by the Company under the 401(k) Plan. The Plan is available to all employees of the Company.
(2) Amounts reported consist of contributions made by the Company under the 401(k) Plan which is available to all employees of the Company and contributions made by the Company to the Company's Deferred Compensation Plan which is available to eligible executive officers of the Company.

STOCK PERFORMANCE GRAPH
     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1998, as well as an overall stock market index (Russell 2000), and the Company's peer group index utilized for the period ending December 31, 1995 ("Peer Group") which has been selected on an industry basis. The component companies utilized in the Peer Group are identical to the Peer Group presented last year and includes Cotton States Life and Health Insurance Co., Penn Treaty American Corp., Reliable Life Insurance Co. -CLA., and Allied Life Financial and Citizens, Inc. Reliable Life Insurance Co. -CIA and Allied Life Financial were acquired during 1998. Therefore, only partial total return information was available for those Companies and they will not be included in next year's Peer Group. The market capitalization of each peer group company is weighted in the performance graph set forth below.

COMPARISON OF FIVE-YEAR TOTAL RETURNS *
INVESTORS HERITAGE LIFE INSURANCE COMPANY, RUSSELL 2000 INDEX, PEER GROUP (Performance Results Through 12/31/98)

The Performance Graph Appears Here.


                 1993    1994     1995     1996     1997     1998
INLF           $100.00  $102.85  $105.85  $109.94  $114.08  $124.73
RUSSELL 2000   $100.00  $ 98.02  $125.89  $146.59  $179.13  $187.20
PEER GROUP     $100.00  $106.98  $127.61  $152.92  $188.47  $174.21


Assumes $100.00 invested at the close of trading 12/93 in Investors Heritage Life Insurance Company common stock, Russell 2000 Index, and Peer Group.
*  Cumulative total return assumes reinvestment of dividends.
Source: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

RETIREMENT PLAN
     All of the Company's employees are covered by a qualified retirement plan to which only the Company contributes. Benefits are based both upon years of service and the highest consecutive five-year average annual salaries. The estimated benefits are subject to the provisions of the Internal Revenue Code of 1954, as amended, which limits the annual benefits which may be paid from a tax qualified retirement plan.

     The following table sets forth certain levels of earnings and the estimated annual benefits payable upon normal retirement under the qualified retirement plan for the years of service indicated.

     As of December 31, 1998, the officers named in the summary compensation table have been credited with the following number of years of service: Harry Lee Waterfield II, 36 years; Howard L. Graham, 33 years; Raymond L. Carr 26 years and Robert M. Hardy, Jr., 11 years.


HIGHEST AVERAGE
ANNUAL EARNINGS
FOR FIVE CONSECUTIVE               ESTIMATED ANNUAL BENEFITS
YEARS DURING 10 YEAR               UPON RETIREMENT FOR YEARS
PERIOD PRECEDING                   OF SERVICE INDICATED
RETIREMENT          10 YEARS  15 YEARS  20 YEARS  25 YEARS
-------------------------------------------------------------------
     $ 40,000       $ 8,000   $ 12,000  $ 16,000  $ 20,000
       60,000        12,000     18,000    24,000    30,000
       80,000        16,000     24,000    32,000    40,000
      100,000        20,000     30,000    40,000    50,000
      120,000        24,000     36,000    48,000    60,000


AUDITORS
     Ernst & Young, LLP, Louisville, Kentucky, is the independent auditing firm for the Company and has been since 1981, including the most recent year of 1998. A representative is expected to be present at the shareholders' meeting with the opportunity to make a statement and will respond to appropriate questions. The services provided by Ernst & Young, LLP during 1998 consisted of the audit of the Company's financial statements and audit of the Company's employee benefit plans. No member of the firm of Ernst & Young, LLP has any relationship with the Company other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     There were no transactions to which the Company was or is to be a party in which any officer, Director, or nominee for election as Director, had any direct or indirect material interest.

     At the date of this proxy statement, management knows of no other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgement.

By Order of the Board of Directors

INVESTORS HERITAGE LIFE INSURANCE COMPANY
/s/
Wilma Yeary, FLMI/CPS, Secretary

Frankfort, Kentucky
April 16, 1999




_ Proxy_ INVESTORS HERITAGE LIFE INSURANCE COMPANY_ Proxy_
     200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Investors Heritage Life Insurance Company to be held on May 13, 1999, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the Notice of Annual Meeting and Proxy Statement dated April 16, 1999 as follows:

(1)Election of Directors
 _______ FOR all nominees listed below (except  as marked to the contrary below)
 _______ WITHHOLD AUTHORITY to vote for all nominees below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

     Helen S. Wagner          Jerry F. Howell     Michael F. Dudgeon, Jr.

(2) On any other matter which may come before the meeting in accordance with their best judgement.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of Investors Heritage Life Insurance Company, 200 Capital Avenue, P.
O. Box 717, Frankfort, Kentucky 40602, on or before May 13, 1999.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".

Please sign exactly as name appears on address. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

-------------------------------------------------------------------------
 Shareholder's signature
 Date---------------------------------, 1999